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                                                                   EXHIBIT 10.17


                              AMENDED AND RESTATED
                             MASTER HOTEL AGREEMENT


         THIS AMENDED AND RESTATED MASTER HOTEL AGREEMENT ("Agreement") is made as of 3:00 p.m. Central Time on July 27, 1998, among Bristol Hotels & Resorts, Inc., a Delaware corporation that intends to change its name to Bristol Hotels & Resorts ("BHR"), FelCor Suite Hotels, Inc., a Maryland corporation that intends to change its name to FelCor Lodging Trust Incorporated ("FelCor"), FelCor Suites Limited Partnership, a Delaware limited partnership that intends to change its name to FelCor Lodging Limited Partnership ("FSLP"), and each of the affiliates thereof signing below.

                                    RECITALS:

         A. Bristol Hotel Company, a Delaware corporation ("Bristol Hotel Company"), and FelCor have entered into an Agreement and Plan of Merger dated as of March 23, 1998, (the "Merger Agreement") pursuant to which, inter alia, BHR will be spun-off to the shareholders of Bristol Hotel Company, Bristol Hotel Company will merge with and into FelCor (the "Merger") and, as a condition to such Merger, the Lessors (as hereinafter defined) shall have leased the Existing Hotels (as hereinafter defined) to Lessees (as hereinafter defined).

         B. BHR, FelCor and FSLP are parties to that certain Master Hotel Agreement dated as of May 29, 1998 (the "MHA"), pursuant to which the parties have set forth certain rights and obligations with respect to the Existing Hotels.

         C. The parties desire to amend and restate the MHA in order to set forth and clarify the terms and conditions on which Lessors will lease the Existing Hotels to Lessees, and to reaffirm certain other agreements as set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, and the MHA is hereby amended and restated to read in its entirety, as follows:

         1. Certain Definitions. As used in this Agreement, the following terms have the meanings set forth in this Section or in the Section indicated. Unless the context otherwise requires, (a) references to the singular shall include the plural and vice versa, (b) references to gender shall

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include all genders, (c) references to designated "Sections" or other subdivisions are references to the designated Sections or other subdivisions of this Agreement, (d) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP and, if applicable, the Uniform System (as defined in the Percentage Leases), and (e) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. CAPITALIZED TERMS USED AND NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS, IF ANY, SET FORTH IN THE PERCENTAGE LEASES.

         Affiliate--shall mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, or any other Person that owns, beneficially, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock, shares or equity interests of such Person. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, through the ownership of voting securities, partnership interests or other equity interests.

         Affiliated Manager--shall mean an entity that is a manager of one of the Hotels and an Affiliate of BHR or a Lessee.

         Agreement--shall have the meaning set forth in the Preamble.

         Closing Date--shall mean the effective date of the Merger.

         Code--shall mean the Internal Revenue Code of 1986, as amended.

         Credit Enhancement--shall mean an unconditional letter of credit in form reasonably acceptable to FelCor, provided by Bankers Trust Company or any other financial institution reasonably acceptable to FelCor for the benefit of the applicable Lessor(s) and FelCor, or a guaranty in the form of the Guaranty provided by BHR (or, if permitted by Lessor, other Affiliates of Lessee), or other form of credit enhancement with respect to the Percentage Leases that is reasonably acceptable to the applicable Lessor(s). The form of any Credit Enhancement shall be subject to the reasonable approval of Lessor, and any Credit Enhancement shall be subject to the reasonable approval of FelCor's REIT tax counsel.


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         Credit Enhancement Amount--shall mean the aggregate amount that is currently available, (without material restriction) under all forms of Credit Enhancement obtained by a Lessee, to make payments due under the Percentage Leases to which it is a party.

         Default by Lessee--shall have the meaning set forth in Section 10(a).

         Existing Hotels--shall mean the Hotels listed on Exhibit A attached hereto, as such Exhibit A is amended or supplemented from time to time by written agreement between FelCor and BHR.

         GAAP--shall mean, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or
(c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

         Guaranty--shall mean a Guaranty of a Percentage Lease substantially in the form attached hereto as Exhibit C.

         Hostile Change of Control--shall mean, at the relevant time, (i) any event resulting in any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), other than United/Harvey Holdings, L.P. or any Affiliate thereof, becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) directly or indirectly, of more than fifty percent (50%) of the total voting power of all classes of capital stock of BHR or, if applicable, the ultimate parent ("Parent"), at the relevant time, of BHR or a Lessee or an Affiliated Manager then outstanding and entitled to vote generally in elections of directors ("Voting Stock") and such beneficial ownership was acquired within a period of two (2) years following a tender offer by such person (or any of its Affiliates) for shares of Voting Stock of such Parent or a solicitation of proxies with respect to Voting Stock of such Parent by such person, if, in either case, such tender offer or solicitation of proxies was not approved by a majority of the Board of Directors of such Parent in office at the time such tender offer or proxy solicitation was commenced, or (ii) a majority of the Board of Directors of the Parent, at the relevant time, being constituted of individuals who were elected pursuant to a


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solicitation of proxies with respect to Voting Stock of such Parent, if such solicitation of proxies was not approved by a majority of the Board of Directors of such Parent in office at the time such solicitation of proxies was commenced.

         Hotels--shall mean, with respect to any pertinent date, the Existing Hotels and any New Hotels which are then currently leased by a Lessor to a Lessee and, with respect to any pertinent period, the Existing Hotels and any New Hotels, that are leased by a Lessor to a Lessee at any time during such period.

         Lessee--shall mean each of the direct or indirect subsidiaries of BHR that is a lessee of a Hotel under a Percentage Lease, including, without limitation, those listed under the heading "Lessee" on the signature pages of this Agreement that have entered into the Percentage Leases effective as of the Closing Date.

         Lessee Income Before Corporate Overhead--shall mean, for any period, the amount (not less than zero) by which the Gross Revenues of a Hotel for such period exceed the sum of (i) the Gross Operating Expenses for such period for which Lessee is responsible under the Percentage Lease covering such Hotel (other than management fees payable to any Affiliated Manager) and (ii) the Rent payable to Lessor for such period under such Percentage Lease.

         Lessor--shall mean any one of the owners of the Hotels that is an Affiliate of FelCor from and after the Closing Date and that is a lessor of a Hotel under a Percentage Lease, including, without limitation, those listed under the heading "Lessor" on the signature pages of this Agreement.

         Liquid Assets Amount--shall mean, for any Person, the sum of (i) the Person's and the proportionate share of its Subsidiaries' Working Capital and
(ii) the lesser of the aggregate GAAP book value and the aggregate current fair market value of such Person's assets, and the proportionate share of its Subsidiaries' assets, of the following types: (A) any contracts to lease or manage hotels or other hospitality properties owned by Persons other than Lessor, Lessee and their Affiliates, (B) any hotels, hospitality properties or other marketable real property owned by such Person and its Subsidiaries, and
(C) to the extent reasonably acceptable to Lessor, any other income-producing or readily marketable tangible property, equity interests, securities or other investments owned by such Person and its Subsidiaries. In the case of assets described in clause (ii) of the preceding sentence, both the GAAP book value and the current market value of any such assets shall be


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determined net of any indebtedness or liabilities (including such Person's liability under any Guaranty) not expressly or structurally subordinated to the payment of Rent on terms reasonably acceptable to Lessor. Any disputes regarding the fair market value of an asset will be resolved in accordance with the appraisal procedures set forth in Article 33 of the Percentage Leases.

         Liquid Net Worth--shall mean the lesser of (i) the sum of (A) the Net Worth of a Lessee and (B) the Lessee's Credit Enhancement Amount, and (ii) the sum of (C) the Lessee's Liquid Assets Amount and (D) the Lessee's Credit Enhancement Amount, as reasonably approved by FelCor's REIT tax counsel, which Liquid Net Worth is required to be not less than $30,000,000 as of the Closing Date.

         Merger--shall have the meaning set forth in the Preamble.

         Merger Agreement--shall have the meaning set forth in the Preamble.

         Minimum Liquid Net Worth--shall mean, as of any pertinent date, aggregate Liquid Net Worth for a Lessee (or, where appropriate, all of the Lessees in the aggregate) equal to fifteen percent (15%) of the Rent projected (budgeted) to be paid by such Lessee (or, where appropriate, all Lessees) under approved Revenue Budgets prepared in conformity with the Percentage Leases during the then current calendar year (or as otherwise projected by FelCor and BHR in the case of 1998 and the final year of the Term, including any extension thereof), as adjusted from time to time as set forth below. To the extent that a Lessee leases one or more New Hotels from Lessor, the Minimum Liquid Net Worth requirement for the respective Lessee (for the remainder of the then current calendar year or until another adjustment is required hereunder, whichever first occurs) will be increased as a result of each such New Hotel by an amount equal to fifteen percent (15%) of the Percentage Rent projected to be paid during the first twelve (12) months of the Percentage Lease for such New Hotel. In addition, to the extent that the Percentage Lease for any Hotel is terminated or expires, the Minimum Liquid Net Worth requirement with respect to the respective Lessee will be reduced (for the remainder of the then current calendar year or until another adjustment is required hereunder, whichever first occurs) by the amount of the Minimum Liquid Net Worth requirement attributable to such Hotel. Each Lessee's allocable Minimum Liquid Net Worth shall be determined based on the Rent projected to be paid by such Lessee.


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         Net Economic Benefit--shall mean, with respect to a proposed, terminated or replacement Percentage Lease or a replacement management agreement hereunder, the net present value of the Lessee Income Before Corporate Overhead that is projected to be earned by the related Lessee or Affiliate of BHR during the remaining term of such Percentage Lease or management agreement (including, in the case of a proposed, terminated or replacement Percentage Lease, the First Extension, regardless of whether the Lessee has exercised its option with respect to such First Extension, and the Second Extension if, but only if, the Lessee has properly exercised its option with respect to such Second Extension prior to the date on which the Lessor provides notice to the Lessee of an anticipated Percentage Lease termination), calculated using an agreed discount rate based upon a then market discount rate. In addition, the parties shall make any mutually agreeable adjustments to the foregoing calculation that are necessary or appropriate to assure that the calculation properly reflects the economic value of the Percentage Lease or management agreement to the Lessee or Affiliate of BHR.

         Net Worth--shall mean the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets: (a) unamortized goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, and other similar intangibles; (b) all deferred charges that are required to be capitalized in accordance with GAAP or unamortized debt discounts and expense; (c) treasury stock; (d) securities which are not readily marketable, (e) any write-up in the book value of any asset resulting from a revaluation thereof, other than as recognized pursuant to the terms of this Agreement; (f) the Percentage Leases; and (g) any items (other than assets included in Liquid Assets Amount) that are not included in clauses (a) through
(f) above that are treated as intangibles in conformity with GAAP.

         New Hotels--shall mean the hotels (if any) other than the Existing Hotels that, as of any pertinent date, are then currently leased by a Lessor to a Lessee and have not been excluded from treatment as a New Hotel under this Agreement as provided in Section 4 below.

         Non-Consent Hotels--shall mean any Hotel as to which:

                  (i) with respect to an Existing Hotel, the Ground Lessor or Mortgagee refuses to give any required consent to the subjecting of such Hotel to a proposed Percentage Lease (or any other


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required consent) in connection with the Merger and neither BHR nor an Affiliate of BHR is retained to manage, or offered the right to manage, the Hotel pursuant to a management agreement providing the hotel manager with substantially the same (or greater) projected Net Economic Benefit as would have a Percentage
Lease entered into pursuant to this Agreement; provided, however, that any such Hotel shall not be deemed a Non-Consent Hotel in the event that the Ground Lease or Lessor's interest therein is terminated by the Ground Lessor or Mortgagee as a result of the failure to obtain any such consent to (or in connection with) the Merger or a Percentage Lease of such Hotel; or

                  (ii) With respect to any Hotel, Lessor hereafter defaults under the Mortgage (other than as a result of a default by Lessee under the Percentage Lease) and the Mortgagee, its designee or a purchaser at foreclosure acquires the Hotel (by foreclosure or transfer in lieu of foreclosure) free of the interest of Lessee therein and does not retain BHR or an Affiliate thereof to manage the Hotel.

         1933 Act--shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1934 Act--shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Percentage Lease--shall mean, with respect to one or more Existing Hotels, a lease entered into between Lessor and Lessee on or about the date hereof with respect to such Hotel substantially in the form executed of even date herewith with respect to the Existing Hotels and, with respect to each New Hotel, any lease as entered into between a Lessor and a Lessee pursuant to
Section 4 hereof.

         Post-Default Operating Expenses--shall mean the Gross Operating Expenses of continuing to operate a Hotel under a Percentage Lease as to which an Event of Default has occurred and is continuing, to the extent incurred prior to the effective date of termination of such Percentage Lease by the Lessor, other than amounts (including management fees) payable to Affiliates of Lessee; provided, however, that Post-Default Operating Expenses may include (i) reasonable out-of-pocket Gross Operating Expenses reimbursable to such Affiliate and (ii) the portion of any monthly management fee due by Lessee to an Affiliated Manager in an amount not in excess of one and one-half percent (1.5%) of the then current monthly amount of Gross Revenues of the Hotel.


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         Recognition Agreement--shall mean any agreement entered into between
FelCor and/or the Lessors, on the one hand, and any senior lender to BHR and/or the Lessees, on the other hand, providing such senior lender with notice of and an opportunity to cure defaults by Lessee and other commercially reasonable provisions reasonably acceptable to FelCor designed to protect the interests of such senior lender.

         REIT Restrictions--shall have the meaning set forth in Section 8 below

         Rent--shall mean the rent payable under each Percentage Lease (including both Base Rent and Percentage Rent).

         Sale Hotels--Any Existing Hotel heretofore identified by BHR and FelCor as not properly within FelCor's strategic target portfolio and therefore likely to be sold within a reasonable time following the Closing Date rather than renovated by Lessor, as listed on Exhibit B attached hereto.

         Short Term Sale Hotels--Any Sale Hotel that has been owned by the related Lessor, as of the effective date of the Termination Fee Payment Event, for less than eighteen (18) months following the Commencement Date.

         SEC--shall mean the U.S. Securities and Exchange Commission.

         Termination Fee--shall mean all amounts paid or credited under Section 3(e) below.

         Termination Fee Base Amount--shall mean (i) an amount equal to seventy-five percent (75%) of the Lessee Income Before Corporate Overhead for an Existing Hotel (other than a Short-Term Sale Hotel) for the twelve (12) full calendar months prior to the effective date of the Termination Fee Payment Event with respect to such Existing Hotel; (ii) an amount equal to fifty percent (50%) of the Lessee Income Before Corporate Overhead for a Short-Term Sale Hotel for the twelve (12) full calendar months prior to the effective date of the Termination Fee Payment Event with respect to such Short-Term Sale Hotel; and
(iii) an amount equal to one hundred percent (100%) of the Lessee Income Before Corporate Overhead for a New Hotel for the twelve (12) full calendar months prior to the effective date of the Termination Fee Payment Event with respect to such New Hotel. In the case of a Hotel that has been owned by the related Lessor for less than twelve (12) full calendar months following the Commencement Date and prior to the effective date of the Termination Fee Payment Event, the Lessee Income Before Corporate Overhead for such Hotel for the twelve-month measuring period will be determined on a pro forma basis as though the related Percentage Lease had


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been in effect for the entire measuring period. Notwithstanding the foregoing, no Termination Fee shall be payable with respect to the sale of the Holiday Inn Express - Atlanta Northeast (#257), which is scheduled for closing in August, 1998.

         Termination Fee Payment Event--shall mean:

                  (i) a sale or other transfer by Lessor of a Hotel (other than a Short-Term Sale Hotel) as to which (A) the Percentage Lease covering such Hotel is to be terminated by Lessor solely as a result of such sale or other transfer as permitted by the Percentage Lease, and (B) neither any Lessee nor any Affiliate of BHR shall continue to be (or become) the lessee or manager of such Hotel or, with respect to the Sale Hotels (other than Short-Term Sale Hotels), one or more other hotels offered by FelCor in substitution therefor and accepted by a Lessee or another Affiliate of BHR in the exercise of its sole discretion pursuant to a replacement Percentage Lease and/or management agreement, in either case, projected to provide equal or greater Net Economic Benefit to such Lessee or other Affiliate of BHR; or

                  (ii) a sale or other transfer by Lessor of a Short-Term Sale Hotel as to which (A) the Percentage Lease covering such Hotel is to be terminated by Lessor solely as a result of such sale or other transfer as permitted by the Percentage Lease, and (B) neither any Lessee nor any Affiliate of BHR shall continue to be (or become) the lessee or manager of such Short-Term Sale Hotel or one or more other hotels offered by FelCor in substitution therefor (at any time within eighteen (18) months following the Termination Fee Payment Event), and accepted by a Lessee or another Affiliate of BHR (in the exercise of their reasonable discretion if not accepted prior to the sale or other transfer of such Short-Term Sale Hotel) pursuant to a replacement Percentage Lease and/or management agreement, in either case, projected to provide equal or greater Net Economic Benefit to such Lessee or other Affiliate of BHR; provided, however, that the Percentage Leases for the Four Points, Leominster, Massachusetts, the Meadowlands Hilton, Secaucus, New Jersey, and the Holiday Inn Select, University Center, Pittsburgh, Pennsylvania, each a New Hotel recently purchased by Affiliates of FelCor, shall be deemed to be accepted, replacement Percentage Leases hereunder with respect to any Percentage Leases for Short-Term Sale Hotels that are terminated as a result of the sale of the related Short-Term Sale Hotel, to the extent that the Net Economic Benefit of the Percentage Lease associated with the Short-Term Sale Hotel that is sold, when aggregated with the


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Net Economic Benefit of the Percentage Leases associated with Short-Term Sale
Hotels that previously have been sold, does not exceed the aggregate Net Economic Benefit of the Percentage Leases associated with those three (3) replacement New Hotels; or

                  (iii) an event by which an Existing Hotel shall become a Non-Consent Hotel, unless any Lessee or other Affiliate of BHR shall become the lessee or manager of another hotel offered by FelCor (or the Mortgagee, its designee or a purchaser at foreclosure or transfer in lieu of foreclosure of the Hotel) in substitution therefor, and accepted by a Lessee or another Affiliate of BHR in the exercise of its sole discretion, pursuant to a replacement Percentage Lease and/or management agreement, in either case, projected to provide equal or greater Net Economic Benefit to such Lessee or other Affiliate of BHR.

         Transfer--(i) any merger, sale of the stock of any Transferor, or sale, transfer or conveyance of all or substantially all of the assets of any Transferor if, as a result thereof, Transferor or any surviving entity or purchaser of the assets of Transferor (each, the "Transferee") would cease to be controlled by BHR or (ii) any event resulting in a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), other than United/Harvey Holdings, L.P. or any Affiliate thereof, becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) directly or indirectly, of more than fifty percent (50%) of the Voting Stock of BHR or, if applicable, the Parent of BHR, or a Lessee or an Affiliated Manager, or (iii) any sale or assignment of the leasehold interest in any of the Percentage Leases to any third party that is not an Affiliate of BHR.

         Transferor--shall mean any one or more of BHR, the Parent of BHR, a Lessee, or an Affiliated Manager involved in a transaction that will constitute a Transfer.

         Working Capital--shall mean the excess of a Lessee's current assets over such Lessee's current liabilities, both as determined in accordance with GAAP.

         2. Effective Date. All of the terms and conditions of this Agreement shall become effective upon the Closing Date. The effectiveness of this Agreement is conditioned upon the occurrence of Closing under the Merger Agreement. If the condition to the effectiveness of this Agreement described above has not been satisfied on or before the date three (3) months after the date of this Agreement, this Agreement shall be null and void, subject to the rights of the parties at


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law or in equity if the failure of such conditions to occur is the result of the default of any party hereto.

         3. Execution of Percentage Leases; Computation of Rent; Basic Assumptions; Contemplated Renovations; SPE Financings; Termination Payments.

                  (a) Execution of Percentage Leases. Prior to the Closing Date, Lessors and Lessees shall execute and deliver the Percentage Leases, pursuant to which the Existing Hotels shall be leased by a Lessor to a Lessee.

                  (b) Computation of Rent; Basic Assumptions. The Base Rent and Percentage Rent for each Percentage Lease of an Existing Hotel has been reasonably agreed by Lessors and Lessees in good faith. The intent of the parties is for the aggregate of Base Rent and Percentage Rent for all Existing Hotels for the years 1998, 1999 and 2000 to be approximately equal to 95% of the forecast (utilized by FelCor and BHR as the basis for negotiating the Merger) of aggregate Lessee Income Before Corporate Overhead, minus Lessees' corporate overhead ("Splitable Income") of Lessees from such Existing Hotels; provided, however, that to the extent that the actual performance of the Existing Hotels for such period(s) deviates from such forecasted Splitable Income, the terms of the Percentage Leases as written will prevail and no adjustment will be made to the Rent solely as a result of any such deviation. Notwithstanding the terms of each Percentage Lease, aggregate Rent thereunder for the month of August 1998 (in the amount of approximately $10.9 million) shall be due and payable on or before February 28, 1999, together with interest on the outstanding amount of such deferred Rent at a floating rate of interest equal to LIBOR plus 150 basis points; provided, however, that Lessees may only prepay such amount upon at least two (2) business days notice to Lessors, and in minimum payments of at least $500,000.

         For purposes of Section 3.6 of the Percentage Leases, the basic assumptions underlying the computation of Base Rent and Percentage Rent are set forth in this Section 3(b) above and in Schedule 1 attached hereto.

                  (c) Contemplated Renovations; Land Use Flexibility. The Percentage Leases will require Lessors to be responsible for the completion of certain contemplated renovations to Existing Hotels as generally set forth in the budgets on Schedule 1 hereto, with the nature and timing of such renovations to be agreed to between the parties in good faith. The parties agree that such budgets


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are preliminary only and may be reasonably adjusted upwards or downwards, and/or accelerated or delayed, following further review and analysis.

         In addition, however, FelCor and BHR agree to cause Lessors and Lessees to negotiate in good faith with respect to the exclusion (before or after the execution of the Percentage Leases for the Existing Hotels) from the Leased Property under any Percentage Lease of Land or Improvements not reasonably necessary for, and directly related to, the operation of the Hotel at the time of such determination ("Excess Realty"), which FelCor proposes to put to more profitable use, redevelopment or disposition (such as, by example, but without limitation, by the construction of a parking structure on Land used for surface parking for a Hotel, in connection with which a portion of the Land may be sold by Lessor as no longer reasonably necessary to the operation of the Hotel following construction of such parking structure) as long as (1) the applicable Lessor pays its share of any direct or indirect costs or expenses fairly allocable to the Excess Realty (including, but not limited to, the cost of utilities servicing both the leased property and the excess realty, the cost to maintain and repair elevators, HVAC systems and other systems serving both the Leased Property and the Excess Realty, and the cost of security, janitorial and other services provided to both the Leased Property and the Excess Realty) and enters into an expense allocation agreement if requested by the applicable Lessee, and (2) Lessee is reasonably compensated for any detrimental effect upon its Hotel operations or its Lessee Income Before Corporate Overhead as a result of such use, redevelopment or disposition by Lessor, including, without limitation, by an appropriate reduction in the Rent under such Percentage Lease and/or the payment of a fee to Lessee.

                  (d) SPE Financings. If requested by FelCor or a Lessor, BHR and each Lessee agree that it will cooperate, and will cause any New Financing Lessees (defined below) to cooperate, in good faith to promptly form one or more new entities which are wholly-owned by such Lessee and/or the general partner and/or the parent of the general partnership of such Lessee (each, a "New Financing Lessee"), to serve as the lessee for one or more Hotels designated by FelCor, and will assign to the New Financing Lessee, and cause the New Financing Lessee to assume, the Percentage Leases with respect to such Hotels, except with respect to obligations accrued through the date of such assignment assumption.


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                  Lessee and any New Financing Lessee will (a) include in its and/or its general partner's organizational documents, or promptly amend its and/or its general partner's existing organizational documents to include, provisions sufficient to qualify such entity as a single-purpose, bankruptcy-remote entity (or a similar entity) as determined by Lessor's lender with reference to rating agency requirements, (b) operate in accordance with such provisions so as to qualify or continue to qualify as such a single purpose, bankruptcy-remote entity (or a similar entity) and (c) reasonably cooperate with FelCor and Lessor and the Lessor's lender in connection with the foregoing, and with the Lessor's counsel, including with respect to such counsel's legal opinion regarding the bankruptcy-remoteness and/or non-consolidation of the Lessee or New Financing Lessee and/or its general partner with any other persons or entities and other customary matters. Such Lessor will pay Lessee's reasonable out-of-pocket costs incurred in connection with this Section 3(d), including, without limitation, organizing or amending the organizational documents of the New Financing Lessees and in obtaining such legal opinions.

                  (e) Termination Fee Payments. In the event of the occurrence of a Termination Fee Payment Event with respect to a Percentage Lease (the "Terminated Lease"), the Lessor shall be obligated to pay (in the manner described below) the Monthly Termination Payment (as defined below) to the Lessee for the number of months remaining following the effective date of the Termination Fee Payment Event (or, with respect to a Sale Hotel, any later date permitted for commencement of monthly payments by Lessor hereunder) through (i) in the case of a Sale Hotel, the end of the original Term of the Terminated Lease or (ii) in the case of a Hotel other than a Sale Hotel, the end of the First Extension of the Terminated Lease (regardless of whether the Lessee has exercised its option with respect to such First Extension) or, if the Lessee has properly exercised its option with respect to the Second Extension of the Terminated Lease prior to the date on which the Lessor provides notice to the Lessee of an anticipated Termination Fee Payment Event, the end of the Second Extension of the Terminated Lease (the "Payment Period"). The "Monthly Termination Payment" shall be an amount equal to one-twelfth (1/12) of the amount of the Termination Fee Base Amount.

         The amount of any Monthly Termination Payment or, at Lessor's option, the entire Termination Fee Base Amount, shall be applied in accordance with this paragraph. First, all or any portion of the Monthly Termination Payment (or the Termination Fee Base Amount, as applicable) shall, at the Lessor's option, be applied first to past due Rent under the Terminated Lease or any other Percentage Leases, without curing any Event of Default that has occurred and is continuing thereunder, and each Lessee hereby authorizes the offset of any Monthly Termination Payment (or the Termination Fee Base Amount, as applicable) due against past due Rent under the Terminated Lease or other Percentage Lease to which it is a party or under any other Terminated Lease or other Percentage Lease with any Lessee, as determined in the exercise of its sole discretion by the Lessor. Second, any remaining Monthly Termination Payment then shall be applied to Rent due or to become due (as it becomes due) under other Percentage Leases (with such Lessee or any other Lessee) during the Payment Period.

                  Notwithstanding the foregoing, in the event of the termination (in the same transaction or series of transactions) of a sufficient number of Percentage Leases that the aggregate monthly amount owed to Lessee(s) for Monthly Termination Payments is greater than the aggregate monthly amount of Rent payable to Lessor(s) under the remaining Percentage Leases during the applicable Payment Period(s), the aggregate amount of Monthly Termination Payments that would have been paid over the remaining term(s) of the applicable Payment Period(s) shall be discounted to net present value at an agreed reasonable discount rate and such amount shall be paid to BHR or Lessee(s) in a lump sum in satisfaction of all of Lessor(s) obligations with respect to such aggregate Termination Fees, and Lessee(s) shall continue to pay Rent on all remaining Percentage Leases, if any, as set forth therein.

         4. Future Percentage Leases. FelCor and BHR hereby agree that, unless otherwise agreed by FelCor and BHR in their sole discretion in connection with the acquisition of a New Hotel, the form of Percentage Lease between Lessor and Lessee with respect to each New Hotel shall be in substantially the form of the Percentage Leases for the Existing Hotels; provided, however, that all economic terms of such new Percentage Lease for a New Hotel shall be negotiated in good faith by the parties at the time. In the event that FelCor or an Affiliate acquires the "Bristol House" hotel in Dallas, Texas, it will offer a Lessee the opportunity to enter into a Percentage Lease for such Hotel upon terms negotiated in good faith by the parties at the time; provided, however, that FelCor and its Affiliates shall have no obligation to offer any other hotels to BHR or its Affiliates.

         5. Minimum Liquid Net Worth Requirements; Lessee Reporting Obligations; Letter of Credit Adjustments; Limitations on Distributions.

                  (a) Liquid Net Worth. At all times during the Terms of the Percentage Leases, the Lessees collectively shall maintain an aggregate Liquid Net Worth in an amount at least equal to the Minimum Liquid Net Worth for all Lessees. Furthermore, at all times during the Terms of the Percentage Leases relating to a particular Lessee, such Lessee shall maintain a Liquid Net Worth in an amount at least equal to such Lessee's allocable Minimum Liquid Net Worth.

                  (b) Lessee Reporting Obligations; Letter of Credit Adjustments. Concurrently with (i) the delivery of all financial statements to FelCor and Lessors pursuant to Section 7(a)(i) hereof, and (ii) the execution of any Percentage Lease for any New Hotel (and, at Lessee's option, in connection with the termination of any then existing Percentage Lease or at any other time), each Lessee shall certify to FelCor and its REIT tax counsel as to (i) the amount of its Liquid Net Worth and its then-applicable Minimum Liquid Net Worth in a certificate signed by the chief financial officer, chief accounting officer or treasurer of BHR and by such Lessee and (ii) the aggregate Liquid Net Worth and Minimum Liquid Net Worth then applicable to the Lessees collectively (a "Liquid Net Worth Certificate"). Each Lessee's Liquid Net Worth and Minimum Liquid Net Worth shall be determined from time to time (x) from the most recent Liquid Net Worth Certificate delivered by BHR and such Lessee, or (y) in the absence of a timely Liquid Net Worth Certificate when required hereunder, as reasonably determined (or estimated) by FelCor pending receipt of such Liquid Net Worth Certificate. In the event that a letter of credit has been provided to any Lessor as Credit Enhancement, then within ten (10) days after receipt of a Liquid Net Worth Certificate, each applicable Lessor and Lessee agrees to deliver a notice of reduction to the issuer of the letter of credit or take such other action as any Lessee or Lessor may reasonably request in order to reduce the amount of such letter of credit to such amount as BHR or such Lessee shall request, which amount may not be less than that necessary to ensure that the individual Lessee's or the Lessees' aggregate Liquid Net Worth is at least equal to the individual Lessee's or the Lessees' aggregate Minimum Liquid Net Worth, each as reflected on such Liquid Net Worth Certificate.

                  (c) Obligation of BHR to Supplement Liquid Net Worth. If, upon any determination of Liquid Net Worth, the Liquid Net Worth of any Lessee (or the Lessees collectively) is less than the then-applicable Minimum Liquid Net Worth, but Lessors are prohibited by any Lessor's mortgage financing from exercising their rights under
Section 10(b) to terminate all Percentage Leases, BHR shall have the obligation, to the extent of cash, cash equivalents and other liquid assets reasonably available to BHR (as certified in writing by BHR to FelCor), to contribute (or cause to be contributed) to such Lessee(s), promptly after written notice from Lessor, additional cash, marketable securities or other assets that qualify for the Liquid Assets Amount with a current fair market value (as of the date of such contribution), or to provide additional Credit Enhancement, at least equal to such deficiency in the Liquid Net Worth of such Lessee(s). Except as expressly set forth in this Section 5(c), or in a Guaranty, BHR shall have no obligation to make or cause to be made any other capital contributions to any Lessee.

                  (d) Limitation on Distributions. No dividends or other distributions (other than distributions in the form of additional equity interests in a Lessee) shall, for any period, be declared, paid or set apart for payment on any equity interest in any Lessee (the "Lessee's Capital"), and no Lessee Capital shall be redeemed, purchased or otherwise acquired by Lessee for any consideration (except by conversion into or exchange for other equity interests in Lessee), unless, after giving effect to such proposed distribution,
(i) the Liquid Net Worth of each Lessee (and the Lessees collectively) equals or exceeds the Minimum Liquid Net Worth then applicable to such Lessee(s), and (ii) no uncured monetary default of any Lessee exists under this Agreement nor any uncured default in the payment of Rent (including, without limitation, estimated or actual monthly payments of Percentage Rent) under any Percentage Lease (unless such dividend or other distribution will be used to cure such default).

                  (e) Payments to Affiliates. Except for Post-Default Operating Expenses and distributions to holders of equity interests permitted under
Section 5(d) above, no Lessee shall make, directly or indirectly, any payments (for services or otherwise) to Affiliates of Lessee unless, after giving effect to such proposed payment, (i) the Liquid Net Worth of each Lessee (and the Lessees collectively) shall equal or exceed the Minimum Liquid Net Worth then applicable to such Lessee(s), and (ii) no uncured monetary default of any Lessee exists under this Agreement nor any uncured default in the payment of Rent (including, without limitation, estimated or actual monthly payments of Percentage Rent) under any Percentage Lease.

         6. Changes of Control and Activities of Lessees.

                  (a) Voluntary Transfers or Changes in Structure. BHR represents that, except with respect to the Percentage Lease for, and Lessee of, the Chateau LeMoyne Hotel (to the extent included in the Existing Hotels), on the Closing Date, each Lessee will be a wholly-owned subsidiary of BHR and BHR will have sole economic and voting interest in each Lessee. During the Term of the Percentage Leases, BHR and Lessees may, but shall not be obligated to, seek the prior written consent of FelCor (following not less than sixty (60) days prior written notice to FelCor), which consent shall not be unreasonably withheld, to a Transfer. If requested, FelCor shall not have the right to withhold its consent to any Transfer if (i) the Transferee (or its parent) has Liquid Net Worth at least equal to that of, and otherwise is as creditworthy as, BHR as of the end of the Fiscal Year preceding such Transfer, and (ii) the Transferee (A) has a good reputation in the U.S. hospitality industry and (B) either (x) has substantial expertise in the management of hotels comparable to the Hotels or (y) will retain a substantial number of hotel management employees, including executive management, of Transferor. In the event of a Transfer to which FelCor does not consent, (i) the percentage hurdle for purposes of a Revenue Performance Shortfall under the Percentage Leases affected by such Transfer shall increase from eighty percent (80%) to ninety percent (90%), (ii) the Overall Shortfall Cure Percentage shall be increased from ninety percent (90%) to one hundred percent (100%), (iii) the Revenue Performance Shortfall test period shall be reduced from three (3) years to one (1) year, and
(iv) the respective Lessee shall have no opportunity to cure any Revenue Performance Shortfall thereafter (including but not limited to the first full Fiscal Year following the effective date of any such Transfer).

                  (b) Hostile Change of Control. In the event of a Hostile Change of Control, Lessors shall have the absolute right and option (in its sole, unreviewable discretion) to terminate any or all of the Percentage Leases upon not less than thirty (30) days prior written notice to the respective Lessee, without payment of any Termination Fee.

                  (c) Other Business Activities. After the occurrence and during the continuance of a Default by Lessee, without the prior written consent of FelCor, no Lessee shall engage in or incur any expenses or liabilities related to any business or activity in which it is not engaged at the time of such Default.

         7. Financial Statements; Indemnification; Due Diligence;
Confidentiality.

                  (a) Financial Disclosure.

         (i) During the term of any Percentage Lease, BHR and Lessees agree:

                           (A) to deliver, and otherwise make available, to
                  FelCor, FSLP and Lessors,

                                    (1) not more than forty-five (45) days
         following the end of each calendar quarter of each year during the Terms of the Percentage Leases, quarterly unaudited financial statements, including balance sheet, statement of operations, statement of shareholders' equity, statement of cash flows for Lessee for the most recently ended calendar quarter and the comparable prior year period prepared in conformity with GAAP;

                                    (2) not more than ninety (90) days after the
         end of each calendar year during the Terms of the Percentage Leases,
         (A) a hotel-by-hotel breakdown of revenue by source, occupied and available rooms, and maintenance and repair expenses, and (B) audited annual financial statements and schedules for the most recently ended calendar year prepared in accordance with GAAP, audited by a nationally recognized certified public accounting firm reasonably acceptable to FelCor, FSLP and Lessors;

                                    (3) any historical financial information
         reasonably necessary to re-state historical financial information to conform to the presentation of FelCor's, FSLP's or Lessor's audited and unaudited financial statements at any future time; and

                                    (4) on a timely basis, any other information
         reasonably requested by FelCor, FSLP and Lessors to permit FelCor, FSLP and Lessors to meet their filing and reporting requirements under the 1934 Act and to file and have declared effective registration statements under the 1933 Act, including providing information necessary to complete the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of FelCor's 1934 Act reports and 1933 Act registration statements as it may relate to BHR, Lessees or the Hotels; and

                           (B) that BHR or Lessees shall bear the cost of
obtaining, preparing and providing all information required to be furnished to FelCor, FSLP and Lessors under this Section 7(a)(i), including the cost and related expenses of the annual audit of Lessees' financial statements.

         (ii) During the term of any Percentage Lease, FelCor and Lessor agree to make available to BHR and Lessees on a timely basis, any information reasonably requested by BHR and Lessees to permit BHR to meet its filing and reporting requirements under the 1934 Act and to file and have declared effective registration statements under the 1933 Act, including providing information necessary to complete the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of BHR's 1934 Act reports and 1933 Act registration statements as it may relate to Lessors or the Hotels.

                  (b) Indemnification.

         (i) FelCor, FSLP and each Lessor agree, jointly and severally, to indemnify, defend (with counsel reasonably acceptable to BHR and Lessees), and hold harmless BHR, each Lessee and each Affiliated Manager, and their stockholders, partners, limited liability company members, officers, directors and controlling persons (collectively, "Lessee Indemnified Parties") from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof) to which the Lessee Indemnified Parties may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities or actions in respect thereof arise out of or are based upon the 1934 Act reports or 1933 Act registration statements of FelCor, FSLP or Lessors, except to the extent any such claims, liabilities, losses, damages, expenses, or liabilities (or actions in respect thereof) result from any untrue statement of a material fact or omission of any material fact in the information provided by (or on behalf of) a Lessee Indemnified Party to FelCor, FSLP or Lessor pursuant to Section 7(a)(i) above.

         (ii) BHR and each Lessee agree, jointly and severally, to indemnify, defend (with counsel reasonably acceptable to FelCor, FSLP and Lessors) and hold harmless FelCor, FSLP and Lessors, and their respective stockholders, partners, limited liability company members, officers, directors and controlling persons (collectively, "Lessor Indemnified Parties") from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof) to which the Lessor Indemnified Parties may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities or actions in respect thereof arise out of or are based upon the 1934 Act reports or 1933 Act registration statements of BHR or Lessees, except to the extent any such claims, liabilities, losses, damages, expenses, or liabilities (or actions in respect thereof) result from any untrue statement of a material fact or omission of any material fact in the information provided by (or on behalf of) a Lessor Indemnified Party to BHR or Lessees pursuant to Section 7(a)(ii) above.

                  (c) Due Diligence. During the term of each Percentage Lease, BHR and Lessees agree:

                           (i) to permit FelCor, FSLP and Lessees, together with
their independent public accountants, counsel, financial advisors, underwriters, underwriters' counsel, rating agencies, lenders and others having a legitimate interest in Lessees' or the Hotels' financial condition and results of operations, during regular business hours, upon reasonable notice and at the sole cost of FelCor, FSLP or Lessors (provided there shall be no charge by Lessees or BHR to FelCor, FSLP or Lessors for the reasonable time of Lessees' and BHR's officers or employees), to interview officers and employees of Lessees or BHR and to have access to and review:

                                    (A) the general accounting records of
         Lessees or any Hotel for purposes of performing an audit of FelCor, FSLP, Lessors or any Hotel in accordance with generally accepted auditing standards and to conduct reasonable due diligence with respect to Lessees and their business activities and the Hotels; and

                                    (B) Lessees' entity records, minute books,
         contracts and other information, documents, agreements or items relating to the operation of the Hotels and Lessees' financial condition.

                           (ii) to cooperate promptly and fully with FelCor,
FSLP and Lessors upon request and at the cost of FelCor, FSLP or Lessors (except with respect to the cost of obtaining, preparing and providing the information required to be furnished to FelCor, FSLP and Lessors under Section 7(a)(i) above and any costs relating to the reasonable time of employees or officers of Lessees or BHR), in making available such information with respect to Lessees or the Hotels as may be then required by any regulatory agency, including the SEC or any stock exchange on which FelCor's, FSLP's or Lessors' securities may be registered, listed or traded.

                           (iii) to use their reasonable best efforts to cause
the independent public accountants preparing audits of BHR and Lessees to provide FelCor, FSLP and Lessors, at the sole cost of FelCor, FSLP or Lessors with all consents and comfort letters of such accountants required for FelCor's or Lessors' filings under the 1933 Act or the 1934 Act or to have FelCor's or Lessors' registration statements be declared effective under the 1933 Act.

                  During the term of each Percentage Lease, FelCor, FSLP and Lessors agree:

                           (i) to permit BHR and Lessees, together with their
independent public accountants, counsel, financial advisors, underwriters, underwriters' counsel, rating agencies, lenders and others having a legitimate interest in Lessors' or the Hotels' financial condition and results of operations, during regular business hours, upon reasonable notice and at the sole cost of BHR and Lessees (provided there shall be no charge by FelCor, FSLP or Lessors to Lessees or BHR for the reasonable time of FelCor's, FSLP's or Lessors' officers or employees), to interview officers and employees of FelCor, FSLP and Lessors) and to have access to and review:

                                    (A) the general accounting records of
         Lessors or any Hotel for purposes of performing an audit of BHR, Lessees or any Hotel in accordance with generally accepted auditing standards and to conduct reasonable due diligence with respect to Lessors and their business activities and the Hotels; and

                                    (B) Lessors' entity records, minute books,
         contracts and other information, documents, agreements or items relating to the operation of the Hotels and Lessors' financial condition.

                           (ii) to cooperate promptly and fully with Lessees and
BHR, upon request and at the cost of Lessees, in making available such information with respect to FelCor, FSLP or Lessors as may be then required by any regulatory agency, including the SEC or any stock exchange on which BHR's or Lessees' securities may be registered, listed or traded.

                           (iii) to use their reasonable best efforts to cause
the independent public accountants preparing audits of FelCor, FSLP or Lessors to provide BHR and Lessees, at the sole cost of Lessees and BHR, with all consents and comfort letters of such accountants required for BHR's or Lessees' filings under the 1933 Act or the 1934 Act or to have BHR's or Lessees' registration statements be declared effective under the 1933 Act.

                  (d) Confidentiality. To the extent Lessors or FelCor on the one hand, or Lessees or BHR on the other, obtains information or becomes aware of material information concerning the other that is not disclosed in a public announcement or filing under the 1933 Act or the 1934 Act by BHR or FelCor, each party agrees that it shall not improperly disclose or unlawfully utilize such information or otherwise act unlawfully with respect thereto.

         8. REIT Requirements.

                  (a) BHR has been advised by FelCor and understands that, in order for FelCor to qualify as a real estate investment trust under the Code ("REIT"), the following requirements (the "REIT Requirements") must be satisfied:

                           (i) The average of the adjusted tax bases of a
Lessor's personal property that is leased to a Lessee under a Percentage Lease at the beginning and end of a calendar year cannot exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of such Lessor's real and personal property that is leased to such Lessee under such Percentage Lease at the beginning and end of such calendar year.

                           (ii) No Lessee can sublet the Hotels and related
property that are leased to it by a Lessor, or enter into any similar arrangement, on any basis such that the rental or other amounts paid by the sublessee thereunder would be based, on whole or in part, on either (i) the net income or profits derived by the business activities of the sublessee or (ii) any other formula such that any portion of the Percentage Rent or other rent paid by the Lessee to the Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code.

                           (iii) No Lessee can sublease the Hotels and related
property leased to it by a Lessor to, or enter into any similar arrangement with, any person in which FelCor owns, directly or indirectly, a ten percent (10%) or greater ownership interest, within the meaning of Section 856(d)(2)(B) of the Code.

                           (iv) FelCor cannot own, directly or indirectly, a ten
percent (10%) or greater ownership interest in BHR or any Lessee, within the meaning of Section 856(d)(2)(B) of the Code.

                           (v) Unless specifically permitted by the Board of
Directors of FelCor, no person can own, directly or indirectly, capital stock of FelCor that exceeds the limit set forth in FelCor's Charter.

                  (b) BHR and Lessees agree, and agree to use reasonable efforts to cause their Affiliates, to use their reasonable best efforts to permit the REIT Requirements to be satisfied. BHR and Lessees agree, and agree to use their reasonable best efforts to cause their Affiliates, to cooperate in good faith with FelCor, FSLP and Lessors to ensure that the REIT Requirements are satisfied, including but not limited to, providing FelCor with information about the ownership of BHR, Lessees, and their Affiliates to the extent that such information is reasonably available, and complying with the related obligations of Lessees under each Percentage Lease. BHR and Lessees agree, and agree to use their reasonable best efforts to cause their Affiliates, upon request by FelCor (and, where appropriate action not already required by the terms hereof or of the Percentage Leases is required by this Section 8(b), at FelCor's expense), to take reasonable action necessary to ensure compliance with the REIT Requirements. Immediately after becoming aware that any REIT Requirement is not, or will not be, satisfied, BHR or Lessees shall notify, or use reasonable efforts to cause their Affiliates to notify, FelCor of such noncompliance.

         9. Cross Default. From and after the Closing Date, a Financial Default (as hereinafter defined) by any Lessee under the Percentage Lease with respect to any Hotel will constitute and continue to create an Event of Default (until cured, if curable) under the Percentage Leases with respect to all other Hotels, except to the extent prohibited by Lessors' mortgage financing secured by a lien upon any such other Hotel. A "Financial Default" shall mean and refer to any Event of Default under a Percentage Lease consisting of one or more of the following:

                  (i) if Lessee fails to pay Base Rent or Percentage Rent to Lessor as and when due (following any applicable grace or cure period);

                  (ii) if Lessee (A) shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of Lessee or of the whole or substantially all of the assets of Lessee shall be appointed in any proceeding brought by Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be vacated or set aside or stayed within sixty (60) days after such appointment, or (B) is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets, except as permitted hereunder; or

                  (iii) if a material Event of Default (including, without limitation, any of those listed above) occurs under any Percentage Lease at any time during any period of twelve (12) consecutive months in which any material Events of Default have occurred under at least four (4) other Percentage Leases.

         10. Default by Lessee.

                  (a) A "Default by Lessee" shall exist under this Agreement if any one or more of the following occur:

                           (i) Liquid Net Worth Covenants. During the term of
any Percentage Lease, a Lessee (or the Lessees collectively) fails to maintain its (or their aggregate) Minimum Liquid Net Worth as required in, or makes distributions or payments prohibited by, Sections 5 hereof (each, a "LNW Deficiency"), and fails to cure such LNW Deficiency within thirty (30) days following notice thereof from FelCor to BHR; provided, however that if BHR is required to raise debt or equity capital in order to supply cash, marketable securities or other assets that qualify for the Liquid Assets Amount or Credit Enhancement to cure such LNW Deficiency, and in good faith commences and continues to raise such debt or equity capital within thirty (30) days after such determination of Liquid Net Worth, BHR shall have a reasonable period not to exceed ninety (90) days to raise such debt or equity capital and to cause such required cash, marketable securities or other assets that qualify for the Liquid Assets Amount or Credit Enhancement to be included in such Lessee's Liquid Net Worth in order to eliminate any LNW Deficiency.

                           (ii) Default Under Percentage Leases. A Financial
Default occurs under any of the Percentage Leases to which such Lessee is a party.

                           (iii) Other Breaches. BHR or any Lessee fails to
comply with any other provision of this Agreement for a period of thirty (30) days after being notified by FelCor in writing of the provisions of this Agreement with which such Lessee has failed to comply; provided that if such default (other than if Lessee fails to pay any Base Rent or Percentage Rent under any Percentage Lease, when due after any applicable cure period, which failure shall be subject to the provisions set forth in the Percentage Leases, or if Lessee fails to maintain its Minimum Liquid Net Worth as required in, or makes distributions or payments prohibited by, Section 5 hereof) cannot with due diligence be cured within a thirty (30) day period, such period shall be extended for such reasonable time as BHR or such Lessee promptly and with due diligence commences and continues the cure thereof but in no event for a period of more than ninety (90) days following the date of notice from FelCor to BHR.

                  (b) In the event of a Default by Lessee, and without prejudice to the rights and remedies of any Lessor under any Percentage Lease, Lessors may, subject to its compliance with the terms of any Recognition Agreement, elect to terminate all of the Percentage Leases (or all of the Percentage Leases to which the Lessee in default is a party), except to the extent expressly prohibited by mortgage financing of Lessors that is secured by a lien upon the Hotel covered by such Percentage Lease. In no event shall Lessors have the option to terminate less than all Percentage Leases (or all Percentage Leases to which the Lessee in default is a party) as to which they have both the contractual and legal right so to terminate.

         11. Recognition Agreement. FelCor and Lessors agree to negotiate in good faith and enter into Recognition Agreements with Bankers Trust Company prior to the Closing Date and, if an agreement can be reached on mutually acceptable terms, with any other lender to BHR and/or any Lessees subsequent to the Closing Date, addressing such matters as are reasonably required by any such lender and reasonably acceptable to FelCor and Lessors. Without limiting the generality of the foregoing, FelCor would agree to lender protection provisions, in any Recognition Agreement to which BHR's lenders and a Lessee that is a Subsidiary of BHR are parties, substantially in the form attached hereto as Exhibit D.

         12.      Miscellaneous.

                  (a) Entire Agreement; Modification, Amendments and Waivers. This Agreement, together with the Percentage Leases and instruments and agreements referenced herein and therein, constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes the MHA and any prior oral agreements among the parties hereto. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same is in a writing signed by FelCor and BHR.

                  (b) Notices. All notices, demands, requests, consents approvals and other communications ("Notice") hereunder shall be in writing and personally served, mailed (by registered or certified mail, return receipt requested and postage prepaid), sent by Fed Ex or other nationally recognized overnight courier, or sent by facsimile to the parties as set forth below:

                           If to BHR or any Lessee:

                                    Bristol Hotels & Resorts, Inc.
                                    14295 Midway Road
                                    Dallas, Texas 75244
                                    Facsimile:  972/391-3497
                                    Attention:  President (with a copy to
                                    Attention: General Counsel)

                           If to FelCor, FSLP or any Lessor:

                                    FelCor Suite Hotels, Inc.
                                    545 E. John Carpenter Frwy, Suite 1300
                                    Irving, Texas 75062
                                    Facsimile:  972/444-4949
                                    Attention:  President (with a copy to
                                    Attention: General Counsel)

or to such other address or addresses as either party may hereafter designate. Personally delivered Notice (including any confirmed facsimile transmission or delivery by nationally recognized overnight courier) shall be effective upon receipt at the specified address. Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five (5) days.

                  (c) Successors and Assigns. The provisions of this Agreement shall be binding upon the parties hereto and all of their permitted successors and assigns and inure to the benefit of the parties hereto and their permitted successors and assigns.

                  (d) Termination. This Agreement (other than the parties' indemnification rights and obligations hereunder) shall terminate (without prejudice to any accrued claims hereunder) at such time as all of the Percentage Leases have terminated.

                  (e) Governing Law. This Agreement shall be governed by the laws of the State of Texas.

                  (f) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original once all parties have signed a counterpart hereof, with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

                  (g) WAIVERS. EACH PARTY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY EITHER PARTY TO ENFORCE THE PROVISIONS OF THIS AGREEMENT. IN ANY SUIT OR OTHER CLAIM BROUGHT BY EITHER PARTY SEEKING DAMAGES AGAINST THE OTHER PARTY FOR BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE PARTY AGAINST WHOM SUCH CLAIM IS MADE SHALL BE LIABLE TO THE OTHER PARTY ONLY FOR ACTUAL DAMAGES AND NOT FOR CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES.

                  (h) Time of the Essence. Time is of the essence of this Agreement.

                  (i) Conflict. In the event of any actual conflict or inconsistency between the terms of this Agreement and the terms of any Percentage Lease, the terms of this Agreement shall take precedence.

                  (j) Further Assurances. From time to time, as when requested by a party hereto, the other parties will execute and deliver, or cause to be executed and delivered, all such other documents and instruments as may be reasonably required to further or better evidence the agreements herein.

                  (k) Interpretation; Arbitration. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof. Any disputes arising under this Agreement will be resolved in accordance with the arbitration procedures set forth in Section 22.1 of the Percentage Leases.

                  (l) Future Affiliates. Any currently existing or future Affiliate of FelCor or the Lessors that is or in the future may be a Lessor under a Percentage Lease shall become a party to this Agreement, entitled to the same rights, benefits and remedies to which FelCor and the Lessors are entitled hereunder by execution of an addendum to this Agreement. Any currently existing or future Affiliate of BHR or the Lessees that is or in the future may be a Lessee under a Percentage Lease shall become a party to this Agreement, entitled to the same rights, benefits and remedies to which BHR and the other Lessees are entitled hereunder by execution of an addendum to this Agreement. Upon the request of any party, such future Lessors and Lessees shall execute any documents, instruments or amendments hereto reasonably requested by a party hereto to further evidence any such Affiliate's rights, benefits and remedies hereunder.

                  (m) Representatives. This Agreement provides the Lessors certain rights, benefits and remedies. FelCor is hereby designated and appointed the representative of the Lessors, and the Lessees and BHR shall be permitted to rely upon any written or oral communication or notification from FelCor as being from the respective Lessor. Any notice required to be given hereunder shall be given to FelCor as representative for any and all of the Lessors.

                           This Agreement provides the Lessees certain rights,
benefits and remedies. BHR is hereby designated and appointed the representative of the Lessees, and the Lessors and FelCor shall be permitted to rely upon any written or oral communication or notification from BHR as being from the respective Lessee. Any notice required to be given hereunder shall be given to BHR as representative for any or all of the Lessees.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        BRISTOL HOTELS & RESORTS, INC.



                                        By:       /s/ JEFFREY P. MAYER
                                           -------------------------------------
                                             Jeffrey P. Mayer, Vice President


                                        FELCOR SUITE HOTELS, INC.



                                        By:       /s/ LAWRENCE D. ROBINSON
                                           -------------------------------------
                                           Lawrence D. Robinson, Senior Vice
                                           President

                                        FELCOR SUITES LIMITED PARTNERSHIP

                                        By: FelCor Suite Hotels, Inc., its
                                            general partner



                                            By: /s/ LAWRENCE D. ROBINSON
                                               ---------------------------------
                                               Lawrence D. Robinson
                                               Senior Vice President


                                        LESSORS:



                                        By: /s/ JEFFREY P. MAYER
                                           -------------------------------------
                                            Jeffrey P. Mayer, Vice President of
                                            each of the Lessors, or the
                                            Subsidiaries of Bristol Hotel
                                            Company acting on behalf of the
                                            Lessors, listed on Schedule 3
                                            attached hereto


                                        LESSEES:



                                        By: /s/ JEFFREY P. MAYER
                                           -------------------------------------
                                            Jeffrey P. Mayer, Vice President of
                                            each of the Lessees, or the
                                            Subsidiaries of BHR acting on behalf
                                            of the Lessees, listed on Schedule 2
                                            attached hereto

                           Exhibit A - Existing Hotels


                             Exhibit B - Sale Hotels


                          Exhibit C - Form of Guaranty


               Exhibit D - Leasehold Lender Protection Provisions


                      Schedule 1 - Contemplated Renovations


                              Schedule 2 - Lessors


                              Schedule 3 - Lessees

                                    EXHIBIT A

                                 EXISTING HOTELS

LEGEND:
"BLTC"              Bristol Lodging Tenant Company, a Delaware corporation
"FHAC"              FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company
"FLC"     FelCor Lodging Company, L.L.C., a Delaware limited liability company
"FOHC"              FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company

LEASED PROPERTY                               NO.     STATE              LESSOR (OWNER):                    LESSEE:
-----------------------------------------    -------  -----------------  ---------------------------------  -------------
1.   Holiday Inn - Montgomery East I-85      806       AL                    FHAC                            BHTC
     (O)
2.   Holiday Inn - Texarkana I-30 (GL)       822       AR                    FHAC                            BHTC
3.   Days Inn - Flagstaff (O)                721       AZ                    FHAC                            BHTC
4.   Fairfield Inn - Downtown Scottsdale     522       AZ                    FHAC                            BHTC
     (GL)
5.   Crowne Plaza - Pleasanton (O)           842       CA                    FHAC                            BHTC
6.   Holiday Inn - San Diego On the Bay      836       CA                    FHAC                            BHTC
     (GL)
7.   Holiday Inn - San Francisco Financial   840       CA                    FHAC                            BHTC
     District (GL)
8.   Holiday Inn - San Francisco             841       CA                    FHAC                            BHTC
     Fisherman's Wharf (GL)
9.   Holiday Inn - San Jose North            843       CA                    FHAC                            BHTC
     (Milpitas) (O)
10.  Holiday Inn - Santa Barbara (O)         531       CA                    FLC                             BLTC
11.  Holiday Inn Select - Irvine Orange      837       CA                    FHAC                            BHTC
     County Airport (O)
12.  Holiday Inn Select - San Francisco      838       CA                    FHAC                            BHTC
     Union Square (O)
13.  Holiday Inn - Cambridge (O)             858       CN               FelCor Canada Co.              BHTC Canada, Inc.
14.  Holiday Inn - Kitchener Waterloo (O)    857       CN               FelCor Canada Co.              BHTC Canada, Inc.
15.  Holiday Inn - Peterborough -            859       CN               FelCor Canada Co.              BHTC Canada, Inc.
     Waterfront (O)
16.  Holiday Inn - Sarnia (O)                860       CN               FelCor Canada Co.              BHTC Canada, Inc.
17.  Holiday Inn - Toronto Yorkdale (O)      856       CN               FelCor Canada Co.              BHTC Canada, Inc.
18.  Holiday Inn - Toronto Airport (O)       855       CN               FelCor Canada Co.              BHTC Canada, Inc.
19.  Holiday Inn Express - Colorado          711       CO                    FHAC                            BHTC
     Springs Central (O)

LEASED PROPERTY                              NO.      STATE              LESSOR (OWNER):                    LESSEE:
-----------------------------------------    -------  -----------------  ---------------------------------  -------------
20.  Ramada Inn - Colorado Springs           712       CO                    FHAC                            BHTC
     North (O)
21.  Holiday Inn - Hartford Downtown (O)     850       CT                    FHAC                            BHTC
22.  Holiday Inn Select - Stamford (GL)      849       CT                    FHAC                            BHTC
23.  Holiday Inn - Cocoa Beach               812       FL                    FHAC                            BHTC
     Oceanfront Resort (O)
24.  Holiday Inn - Near Bush Gardens         813       FL                    FHAC                            BHTC
     Tampa (GL)
25.  Holiday Inn - Nikki Bird Resort         809       FL                    FHAC                            BHTC
     (Disney Main Gate) (GL)
26.  Holiday Inn - Orlando International     810       FL                    FHAC                            BHTC
     Drive Resort (O)
27.  Holiday Inn Select - Miami              814       FL                    FHAC                            BHTC
     International Airport (O)
28.  Holiday Inn Select - Orlando            808       FL                    FHAC                            BHTC
     International Airport (O)
29.  Courtyard by Marriott - Downtown        234       GA                    FHAC                            BHTC
     Atlanta (O)
30.  Crowne Plaza - Airport Atlanta (O,      562       GA                    FHAC                            BHTC
     but GL on portion of parking lot)
31.  Fairfield Inn - Downtown Atlanta (O)    235       GA                    FHAC                            BHTC
32.  Hampton Inn - Marietta (O)              690       GA                    FHAC                            BHTC
33.  Harvey Hotel - Atlanta Powers Ferry     374       GA                     FLC                            BLTC
     (O)
     (converting to Crowne Plaza)
34.  Holiday Inn - Atlanta Airport North (O, 287       GA                     FLC                            BLTC
     but GL on portion of parking lot)
35.  Holiday Inn - Atlanta South (prior to   365       GA                     FLC                            BLTC
     9/4/97 Jonesboro) (O)
36.  Holiday Inn - Columbus Airport North    805       GA                    FHAC                            BHTC
     (GL)
37.  Holiday Inn Express - Atlanta I-20      759       GA                    FHAC                            BHTC
     East (O)
38.  Holiday Inn Express - Atlanta           257       GA                    FHAC                            BHTC
     Northeast (O)
39.  Holiday Inn Select - Atlanta Perimeter  680       GA                     FLC                            BLTC
     Dunwoody (O)
40.  Hampton Inn - Davenport (O)             875       IA                    FOHC                            BHTC
41.  Holiday Inn - Davenport (O)             874       IA                    FOHC                            BHTC

LEASED PROPERTY                               NO.      STATE              LESSOR (OWNER):                    LESSEE:
-----------------------------------------    -------  -----------------  ---------------------------------  -------------
42.  Allerton Hotel - Chicago (O)            800        IL                    FHAC                           BHTC
43.  Hampton Inn - Moline (Lots 2 and 4)     871        IL              FelCor Moline Hotel, L.L.C.          BHTC
     (O)
44.  Hampton Inn - Moline Airport (O)        873        IL              FelCor Moline Hotel, L.L.C.          BHTC
45.  Holiday Inn and Holiday Inn Express -   872        IL              FelCor Moline Hotel, L.L.C.          BHTC
     Moline Airport (O)
46.  Hampton Inn - Hays (O)                  877       KS                    FOHC                            BHTC
47.  Holiday Inn - Great Bend (O)            880       KS                    FOHC                            BHTC
48.  Holiday Inn - Hays (O)                  876       KS                    FOHC                            BHTC
49.  Holiday Inn - Salina (GL)               878       KS                    FOHC                            BHTC
50.  Holiday Inn Express - Colby (O)         881       KS                    FOHC                            BHTC
51.  Holiday Inn Express Hotel & Suites -    879       KS                    FOHC                            BHTC
     Salina I-70 (GL)
52.  Holiday Inn - New Orleans French        830       LA                     FLC                            BLTC
     Quarter (GL)
53.  Holiday Inn Select - Boston             846       MA                    FHAC                            BHTC
     Government Center (GL)
54.  Holiday Inn - Kansas City Northeast     845       MO                    FHAC                            BHTC
     (O)
55.  Holiday Inn - Westport (O)              863       MO               FelCor St. Louis Company,            BHTC
                                                                             L.L.C.
56.  Crowne Plaza - Downtown Jackson         369       MS                     FLC                            BLTC
     (O)  (prior to 10-1-97 Harvey Hotel)
57.  Hampton Inn - Jackson North (O)         686       MS                    FHAC                            BHTC
58.  Harvey Hotel & Suites - Jackson         709       MS                     FLC                            BHTC
     North (O)
     (Converting to Holiday Inn)
59.  Holiday Inn - Executive Conference      826       MS                    FHAC                            BHTC
     Center Olive Branch (O)
     (Converting to Whispering Woods)
60.  Holiday Inn - Jackson Southwest (O)     227       MS                     FLC                            BLTC
61.  Hampton Inn - Omaha Southwest (O)       869       NE                    FOHC                            BHTC
62.  Hampton Inn - Omaha Central (O)         866       NE                    FOHC                            BHTC
63.  Holiday Inn - Omaha Northwest (Old      868       NE                    FOHC                            BHTC
     Mill) (O)
64.  Holiday Inn Express & Suites -          870       NE                    FOHC                            BHTC
     Omaha Southwest (O)

LEASED PROPERTY                               NO.      STATE              LESSOR (OWNER):                    LESSEE:
-----------------------------------------    -------  -----------------  ---------------------------------  -------------
65.  Holiday Inn - Omaha Central I-80 (O)    865       NE                     FOHC                           BHTC
66.  Homewood Suites Hotel - Omaha (O)       867       NE                     FOHC                           BHTC
67.  Holiday Inn - Albuquerque               844       NM                     FHAC                           BHTC
     Mountainview (O)
68.  Holiday Inn - Independence Mall (O)     864       PA               FelCor Pennsylvania Company,         BHTC
                                                                             L.L.C.
69.  Holiday Inn Select - Philadelphia       847       PA               Center City Hotel Associates         BHTC
     Center City (O)
     (Converting to Crowne Plaza)
70.  Holiday Inn - Columbia Airport (O)      804       SC                     FHAC                           BHTC
71.  Holiday Inn - Spartanburg West (O)      803       SC                     FHAC                           BHTC
72.  Holiday Inn Select - Greenville         802       SC                     FHAC                           BHTC
     (Roper) (O)
73.  The Mills House Hotel - Charleston      801       SC                     FHAC                           BHTC
     Holiday Inn (O)
74.  Holiday Inn - Chattanooga Southeast     807       TN                     FHAC                           BHTC
     I-75 (O)
75.  Holiday Inn - Knoxville West (GL)       824       TN                     FHAC                           BHTC
76.  Holiday Inn Select - Nashville          827       TN                     FHAC                           BHTC
     Opryland/Airport
     (Nashville-Briley Parkway) (GL)
77.  Crowne Plaza Suites - Dallas (GL)       550       TX               FelCor Hotel Company, Ltd.           BHTC
     (Bristol Suites prior to 7//98)
78.  Courtyard by Marriott - Houston Near    299       TX                     FHAC                           BHTC
     The Galleria (O)
79.  Fairfield Inn - Dallas Regal Row (O)    505       TX                     FHAC                           BHTC
80.  Fairfield Inn - Houston I-10 East (O)   729       TX                     FHAC                           BHTC
81.  Fairfield Inn - Houston Near The        396       TX                     FHAC                           BHTC
     Galleria (O)
82.  Hampton - Downtown Dallas/West          564       TX                     FHAC                           BHTC
     End (O)
83.  Hampton Inn - Houston I-10 East (O)     792       TX                     FHAC                           BHTC
84.  Crowne Plaza - Addison (O)              546       TX               FelCor Hotel Company, Ltd.           BHTC
     (prior to 7/98 Harvey Hotel)
85.  Harvey Hotel - Dallas (GL)              542       TX               FelCor Hotels Investments II,        BHTC
                                                                              Ltd.
86.  Crowne Plaza Hotel - Dallas             607       TX                      FLC                           BLTC
     Brookhollow (Harvey Hotel prior to
     7/98)(O)

LEASED PROPERTY                               NO.      STATE              LESSOR (OWNER):                    LESSEE:
-----------------------------------------    -------  -----------------  ---------------------------------  -------------
87.  Harvey Hotel - DFW Airport (GL)         560       TX               FelCor Hotel Company, Ltd.           BHTC
88.  Harvey Hotel - Plano (O)                544       TX               FelCor Hotels Investments I, Ltd.    BHTC
89.  Harvey Suites - DFW Airport (O)         548       TX                     FLC                            BLTC
90.  Harvey Suites - Houston Medical         556       TX                     FLC                            BLTC
     Center (GL)
     (Converting to Holiday Inn Hotel and
     Suites)
91.  Holiday Inn - Amarillo I-40 (GL)        820       TX                    FHAC                            BHTC
92.  Holiday Inn - Austin Town Lake (GL      815       TX                    FHAC                            BHTC
     on parking garage)
93.  Holiday Inn - Beaumont Midtown I-10     821       TX                    FHAC                            BHTC
     (O)
94.  Holiday Inn - Houston Intercontinental  747       TX                     FLC                            BLTC
     Airport (O)
95.  Holiday Inn - Medical Center Houston    667       TX                     FLC                            BLTC
     Medical Center (O)
96.  Holiday Inn - Midland County Villa (O)  882       TX               FelCor Country Villa Hotel,          BHTC
                                                                             L.L.C.
97.  Holiday Inn - Plano (O)                 545       TX                    FHAC                            BHTC
98.  Holiday Inn - San Antonio Downtown      818       TX                    FHAC                            BHTC
     (GL)
99.  Holiday Inn - Waco I-35 (O)             823       TX                    FHAC                            BHTC
100. Holiday Inn Express Hotel & Suites -    884       TX               FelCor Country Villa Hotel,          BHTC
     Odessa Parkway Blvd. (O)                                                L.L.C.
101. Holiday Inn Hotel & Suites - Odessa     883       TX               FelCor Country Villa Hotel,          BHTC
     Centre (O)                                                              L.L.C.
102. Holiday Inn Select - Houston I-10       816       TX                    FHAC                            BHTC
     West (O)
103. Holiday Inn Select - Houston Near       554       TX                     FLC                            BLTC
     Greenway Plaza (O)
104. Holiday Inn Select - San Antonio        817       TX                    FHAC                            BHTC
     International Airport (O)
105. Holiday Inn - Salt Lake City Airport    862       UT               FelCor Salt Lake, Inc.         Bristol Salt Lake Tenant
     (GL)                                                                                                      Company

                                    EXHIBIT B

                                   SALE HOTELS


                            [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                                FORM OF GUARANTY


                                    GUARANTY


                            [INTENTIONALLY OMITTED]





                                        Bristol Hotels & Resorts, Inc.


                                        By:
                                           -------------------------------------
                                           Jeffrey P. Mayer, Vice President

                                    EXHIBIT D

                     LEASEHOLD LENDER PROTECTION PROVISIONS


                            [INTENTIONALLY OMITTED]

                                   SCHEDULE 1

                            CONTEMPLATED RENOVATIONS


                            [INTENTIONALLY OMITTED]

                                   SCHEDULE 2

                                   LESSORS(1)


FelCor Hotel Asset Company, L.L.C.

FelCor Lodging Company, L.L.C.

FelCor Omaha Hotel Company, L.L.C.

FelCor Canada Co., a Nova Scotia unlimited liability company

FelCor Moline Hotel, L.L.C.

FelCor St. Louis Company, L.L.C.

FelCor Pennsylvania Company, L.L.C.

Center City Hotel Associates, a Pennsylvania limited partnership
       (by FelCor Philadelphia Center, L.L.C., as general partner of, and on its behalf)

FelCor Hotel Company, Ltd., a Texas limited partnership
       (by FelCor Hotels GenPar, L.L.C., as general partner of and on behalf of FelCor HHHC GenPar, P.P., a Delaware limited partnership, as general partner of, and on its behalf)

FelCor Hotels Investments I, Ltd., a Texas limited partnership
       (by FelCor Hotels Financing I, L.L.C., as general partner of, and on its behalf)

FelCor Hotels Investments II, Ltd., a Texas limited partnership
       (by FelCor Hotels Financing I, L.L.C., as general partner of, and on its behalf)

FelCor Country Villa Hotel, L.L.C.

FelCor Salt Lake, L.L.C.

FelCor Hospitality Company, L.L.C.

--------------------------------------
         (1) Each a Delaware limited liability company, unless otherwise specified.

                                   SCHEDULE 3

                                   LESSEES(2)


BHTC Canada, Inc., an Ontario corporation

Bristol Hospitality Tenant Company

Bristol Hotel Tenant Company

Bristol Lodging Tenant Company

Bristol Salt Lake Tenant Company


--------------------------------------
         (2)      Each a Delaware corporation, unless otherwise specified.